UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2007
APPLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-25040	04-2781676

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts	01581

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 870-0300

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
Appointment of Chief Operating Officer
     On February 7, 2007, the Board of Directors (the “Board”) of Applix, Inc. (the “Company”) appointed Michael Morrison, age 43, to the office of Chief Operating Officer (“COO”). From the date he joined the Company in June 2004 until his appointment as COO, Mr. Morrison served as Vice President, Worldwide Field Operations, responsible for all field sales operations, services and support personnel. From May 1993 through February 2004, Mr. Morrison held various positions at Cognos Incorporated, a publicly-held provider of business intelligence and business performance software, including Vice President of Enterprise Planning Operations, Vice President of Finance and Administration, and Corporate Counsel.
(e)
Approval of 2007 Executive Officer Bonus Plan
     On February 7, 2007, the Compensation Committee (the “Compensation Committee”) of the Board approved the 2007 Executive Officer Bonus Plan (the “Plan”), a bonus plan for fiscal year 2007 for the Company’s executive officers. Each executive officer has been assigned a target bonus. A portion of each executive officer’s target bonus will be determined based on the Company’s revenue for each quarter of 2007, a portion will be determined based on the Company’s adjusted operating income for each quarter of 2007, and a portion will be determined on a discretionary basis by the Compensation Committee based on achievement of individual performance objectives.
     The following summarizes the bonus targets under the Plan for each of the Company’s executive officers:
•	David Mahoney’s target bonus is $285,000 (or 88% of his base salary), of which $99,750 (or $24,937.50 per quarter) is based on revenue, $99,750 (or $24,937.50 per quarter) is based on adjusted operating income and $85,500 is based on individual performance objectives.
•	Milton Alpern’s target bonus is $135,000 (or 53% of his base salary), of which $47,250 (or $11,812.50 per quarter) is based on revenue, $47,250 (or $11,812.50 per quarter) is based on adjusted operating income and $40,500 is based on individual performance objectives.
•	Michael Morrison’s target bonus is $220,000 (or 100% of his base salary), of which $96,800 (or $24,200 per quarter) is based on revenue, $79,200 (or $19,800 per quarter) is based on adjusted operating income and $44,000 is based on individual performance objectives.

•	Chanchal Samanta’s target bonus is $70,000 (or 32% of his base salary), of which $28,000 (or $7,000 per quarter) is based on revenue, $28,000 (or $7,000 per quarter) is based on adjusted operating income and $14,000 is based on individual performance objectives.
     In addition, if the Company attains annual adjusted operating income for 2007 (“Annual Operating Income”) exceeding its target Annual Operating Income, the Company will pay an additional bonus to each executive officer, determined based on Annual Operating Income.
     The foregoing description of the Plan is qualified in its entirety by reference to the actual Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIX, INC.
Date: February 13, 2007	By:	/s/ Milton A. Alpern
Milton A. Alpern
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	2007 Executive Officer Bonus Plan